Exhibit 3.1
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MOBILE MINI, INC.



         The undersigned, for the purpose of amending and restating the Certificate of Incorporation, hereby certifies that the name of the Corporation is Mobile Mini, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 21, 1993. Pursuant to Section 242 and
Section 245 of the Delaware Corporation Law, the Certificate of Incorporation is hereby further amended and restated as follows:

         FIRST: The name of the corporation Mobile Mini, Inc. (hereinafter, the "Corporation").

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-two million (22,000,000) of which seventeen million (17,000,000) shares shall be common stock of the par value of one cent ($0.01) per share and five million (5,000,000) shares shall be preferred stock with the par value of one cent ($0.01) per share.

                  As to preferred stock, the power to issue any shares of stock of any class or any series of any class and to designate the voting powers, designations, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be vested in the Board of Directors.

                  Cumulative voting as provided for by Section 214 of Title 8 of the Delaware Code shall not apply to the Corporation. Preemptive rights as provided for by Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

         FIFTH: [Name of Incorporator -- intentionally omitted.]

         SIXTH: The Corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its
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stockholders  or any class of them, any court of equitable  jurisdiction  within the State of Delaware may, on the application in a summary way of the Corporation or any of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the
Corporation  as  consequence  of  such  compromise  or  arrangement,   the  said
compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The number of Directors of the Corporation shall be a minimum of three (3) and a maximum of thirteen (13) persons. The Board of Directors shall have sole authority to determine the number of Directors, within the limits set forth herein, and may increase or decrease the exact number of Directors from time by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The exact number of Directors shall be five (5) until so increased or decreased.

                  The number of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the stockholders to be held, respectively, and until their successors shall be elected and shall qualify. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional
Directors shall be elected as provided herein by the Directors or by the stockholders at an annual meeting. In case of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in this Certificate of Incorporation, by law or in the Bylaws.

         NINTH: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled
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under any Bylaw,  agreement,  vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and a to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by such laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

         TWELFTH: In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, the Board of Directors shall have the sole and exclusive authority to, at any meeting, by resolution adopted by the affirmative vote of a majority of the Directors then in office, though less than a quorum, elect a Director or Directors to fill such vacancy or vacancies until the next election of the class for which such Director or Directors shall have been chosen.

                  If, as a result of a disaster or emergency, (as determined in good faith by the then remaining Directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors, and a person is or persons are elected by Directors, who in good faith believe themselves to be a majority of the remaining Directors, to fill a vacancy or vacancies that said remaining Directors in good faith believe exists, then the acts of such person or persons who are so elected as Directors shall be valid and binding upon the Corporation and the stockholders, although it may subsequently develop that at the time of the election (i) there was in fact no vacancy or vacancies existing on the Board of Directors, or (ii) the Directors who so elected such person or persons did not in fact constitute a majority of the remaining Directors.

         THIRTEENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, may be called by the Chairman of the Board and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Stockholders of the Corporation shall not be entitled to request a special meeting of the stockholders.

         FOURTEENTH: All action by holders of the Corporation's outstanding voting securities shall be taken at an annual or special meeting of the stockholders following notice as provided by law or in the Bylaws. Stockholders of the Corporation shall not have the power to act by means of written consent.

         FIFTEENTH: No person shall be elected to the Board of Directors of the Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless a written nomination of such person to the Board of Directors by a stockholder of the Corporation shall be received by the Secretary of the Corporation at least sixty (60) days prior to such meeting.
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         SIXTEENTH:  Notwithstanding  the fact that a lesser  percentage  may be specified by law, the affirmative vote of the holders of two-thirds (2/3) of each class of stock of the Corporation entitled to vote shall be required to amend or repeal, or adopt any provisions inconsistent with, Article FOURTH, Article EIGHTH, Article TWELFTH, Article FOURTEENTH, Article FIFTEENTH and/or this Article SIXTEENTH of the Certificate of Incorporation; provided, however, that the provisions of this Article SIXTEENTH shall not be applicable to any amendment to the Certificate of Incorporation, and such amendment shall only require such affirmative vote as required by law, if such amendment shall have been approved by a majority of Disinterested Directors. As used herein, a "Disinterested Director" means any Director of the Corporation who was a Director as of July 1, 1997, or was thereafter elected by the stockholders or appointed by the Board of Directors of the Corporation and is not associated with or an affiliate of an Interested Stockholder (as that term is defined in this Article SIXTEENTH) directly or indirectly involved in the transaction or proposal before the Board, or a person designated, before his or her initial election or appointment as a Director, as a Disinterested Director by a majority of Disinterested Directors then on the Board.

                  As used herein, Interested Stockholder shall mean any person, firm, corporation or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the above transactions, is the beneficial owner, directly or indirectly, of more than five percent (5%) of any class of voting stock of the Corporation. For the purposes hereof, any person, firm, corporation or other entity shall be deemed to be the beneficial owner of any shares of voting stock of the Corporation which (i) it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) are owned, directly or indirectly (including shares deemed owned through the application of clause (i) above), by any other person, firm, corporation or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in the Rules and Regulations under the Securities Exchange Act of 1934.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on the 19 day of November, 1997.

                                        MOBILE MINI, INC.




                                        By______________________________
                                              President

ATTEST:



______________________
Secretary
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STATE OF ARIZONA     )
                     )ss.
County of Maricopa   )

         The foregoing instrument was acknowledged before me this ___ day of November, 1997.

                                             ________________________________
                                                      Notary Public

My Commission Expires:

_____________________
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